Exhibit 77Q1(g) –

An Agreement and Plan of Reorganization relating to the merger described in Exhibit 77M above is incorporated by reference to the Agreement and Plan of Reorganization dated January 18, 2013 contained in the registrant’s Registration Statement on Form N-14 filed with the SEC on January 23, 2013.